UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2013

CAMPUS CREST COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-34872 (Commission File Number)	27-2481988 (IRS Employer Identification No.)

2100 Rexford Road, Suite 414 Charlotte, North Carolina (Address of principal executive offices)	28211 (Zip Code)
Registrant’s telephone number, including area code: (704) 496-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2013, N. Anthony Coles, a director of Campus Crest Communities, Inc., a Maryland corporation, (the “Company”), informed the Board of Directors that he would not stand for re-election at the Annual Shareholders’ Meeting of the Company to be held on April 22, 2013 (the “Annual Meeting”). Due to the recent successes of Onyx Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company (“Onyx”), where Dr. Coles was recently named Chairman in addition to his duties as President and Chief Executive Officer, Dr. Coles has determined that due to the demands on his time, he will not stand for re-election as a director in order to devote the majority of his time to Onyx. During his tenure as a Director at Campus Crest, Dr. Coles was a great contributor to the Board of Directors and the committees on which he served. The Board and all of Campus Crest wish him well and will miss him. Dr. Coles will continue to serve as a director for the remainder of his current term, which is scheduled to expire on the date of the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

Date: February 26, 2013	/s/ Donald L. Bobbitt, Jr.
Donald L. Bobbitt, Jr
Executive Vice President, Chief Financial Officer and Secretary